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                             EXHIBIT (10)(i)(g)


                            Material Contracts --
                             Amendment No. 6 to
                          Credit Agreement between
                             Richman Gordman 1/2
                           Price Stores, Inc. and
                             Congress Financial
                             Corporation, dated
                              January 31, 1996.




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                               AMENDMENT NO. 6 TO
                         INVENTORY FINANCING AGREEMENT
                        AND ACCOUNTS SECURITY AGREEMENT



                                January 31, 1997

Richman Gordman 1/2 Price Stores, Inc.
12100 West Center Road
Omaha, Nebraska 68144

Ladies and Gentlemen:

     Reference is made to the Inventory Financing Agreement and Accounts Security Agreement dated as of October 20, 1993, as previously amended and supplemented (the "Loan Agreement") between Congress Financial Corporation (Central) ("Congress") and Richman Gordman 1/2 Price Stores, Inc. ("Borrower"). Terms used herein and not otherwise defined herein shall the meaning ascribed to such terms in the Loan Agreement.

     Borrower has requested that Congress agree to amend the Loan Agreement to modify the inventory advance rate, and Congress is willing to do so subject the terms and conditions set forth herein.

     Accordingly, the Loan Agreement is hereby amended in the following respect:

   1. The first sentence of Section 2.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               In the absence of an Event of Default and in the absence of an event which with the passage of time or the giving of notice or both would mature into an Event of Default and subject to the terms and conditions of this Agreement as amended by any supplements and riders hereto, you shall make loans to us from time to time, at our request, of up to thirty-six percent (36%) of the retail value of Eligible Inventory (reduced to twenty percent (20%) of the retail value of all "clearance items" constituting Eligible Inventory in an amount not to exceed Six Million Dollars ($6,000,000) which have been on our Premises for a period of less than eighteen (18) months); provided that at no time shall the outstanding loans made pursuant to the provisions of this section exceed seventy-five percent (75%) of the "Mid Range Liquidation Value", as determined by the most


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Richard Gordman 1/2 Price Stores, Inc.
January 31, 1997
Page 2

               recently prepared Inventory Liquidation Sale Analysis of Schottenstein Bernstein Capital Group, LLC (the "Mid Range Liquidation Value Amount"). In the event that at any time the loans made pursuant to this section exceed the Mid Range Liquidation Value Amount, as so determined, Borrower shall be obligated to immediately repay the loans by an amount necessary to eliminate such excess.

       The amendment to the Loan Agreement described herein shall be effective upon the delivery by Borrower to Congress of a counterpart of this Amendment No. 6 which has been acknowledged and agreed to by Borrower, along with (i) resolutions of the board of directors of Borrower pertaining to the subject matter hereof, in form and substance satisfactory to Congress, and (ii) an opinion of counsel to Borrower, regarding the subject matter hereof, in form and substance satisfactory to Congress and (iii) evidence of the consent of the Official Unsecured Creditors Committee of Richman Cordman 1/2 Price Stores, Inc. to this Amendment No. 6.

       Except as expressly set forth herein, the Loan Agreement shall remain unmodified and in full force and effect.

                                       Very truly yours,

                                       CONGRESS FINANCIAL CORPORATION (CENTRAL)

                                       By   /s/ Daniel Laven
                                         ---------------------------------------
                                       Its Assistant Vice President
                                           -------------------------------------

  ACKNOWLEDGED AND AGREED TO as of
  the 31st day of January, 1997.

  RICHMAN GORDMAN 1/2 PRICE STORES, INC.

  By /s/ Jeff Gordman
     -----------------------------------
  Its President, CEO
     -----------------------------------